UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2022

CEPTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	CPTNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

On October 27, 2022, Cepton, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Koito Manufacturing Co., Ltd. (the “Investor”), pursuant to which, among other things, at the closing of the transactions contemplated thereby (the “Closing”), and on the terms and subject to the conditions set forth therein, the Company will issue and sell to the Investor, 100,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share, of the Company (“Series A Preferred Stock”), convertible for common stock, par value $0.00001 per share, of the Company (the “Common Stock”), for a purchase price of $100,000,000 (the “Purchase Price”) (the “Transaction”). The proceeds of the Transaction will be used first, to pay any outstanding loan under the Investor Loan Agreement (as defined below), and second, for the continued development of the Company’s Lidar technology and general corporate purposes.

The board of directors of the Company (the “Board”) has (a) determined that it is advisable and in the best interests of the Company and its stockholders (the “Company Stockholders”) that the Company enter into the Investment Agreement and the other Transaction Documents and consummate the Transaction and the other transactions contemplated thereby on the terms and subject to the conditions set forth therein, (b) approved the Investment Agreement, the other Transaction Documents, the Transaction and the other transactions contemplated thereby on the terms and subject to the conditions set forth therein, (c) directed that the Transaction be submitted to the Company Stockholders for approval and (d) recommends that the Company Stockholders approve the Transaction (such recommendation, the “Board Recommendation”)

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Investment Agreement.

Conditions to the Closing

The Closing is subject to various customary mutual closing conditions, including, among others, (a) approval of the Transaction by the affirmative vote of the majority of the total votes cast on such matter (with abstentions and broker non-votes not counted as votes “FOR” or “AGAINST” the matter) (the “Requisite Stockholder Approvals”) and (b) the absence of legal restraints. The obligations of the Investor, on the one hand, and the Company, on the other hand, to consummate the Closing are further subject to the satisfaction by the Company and the Investor, respectively, of additional conditions to Closing, including, among others, the accuracy of representations and warranties subject to negotiated qualifiers, the performance of covenants in all material respects, the delivery of customary closing deliverables, in each case by the other party. The obligations of the Investor to consummate the Closing are further subject to additional conditions including, among others, the reservation and approval for listing on NASDAQ of the shares of Common Stock underlying the Series A Preferred Stock, the receipt by the Investor of an executed payoff letter from Trinity Capital in respect of the Trinity Capital Loan Agreement, the receipt by the Investor of a copy of a conditional resignation letter by a director to be effective as of the Closing, the absence of a Company Material Adverse Effect and the absence of an event of default under the Investor Loan Agreement.

No Solicitation

From and after the date of signing of the Investment Agreement until the earlier to occur of the termination of the Investment Agreement pursuant to the terms thereof and the Closing, without the Investor’s consent, the Company has agreed not to, and has agreed to cause its Affiliates and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, the “Representatives”) not to and that they will not, directly or indirectly: (a) solicit, initiate or knowingly encourage any Acquisition Transaction; or (b) enter into, or undertake to enter into, any contract for an Acquisition Transaction, or any contract requiring the Company to abandon, terminate or fail to consummate the issuance of the Series A Preferred Stock to the Investor or the Transaction.

Notwithstanding this limitation, the Company may, under certain circumstances, participate or engage in discussions or negotiations with, or provide information to third parties with respect to an Acquisition Proposal that the Board determines constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal.

The Board may effect a Company Board Recommendation Change in response to (a) an Intervening Event or (b) an Acquisition Proposal that was not received in violation of the no solicitation provision that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, in each case, if, after providing certain “match” rights to the Investor with respect thereto, the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law.

Termination Rights

The Investment Agreement contains certain termination rights for the Company and the Investor, including, among other things: (a) by mutual written agreement of the Investor and the Company; (b) by the Investor or the Company, in the event of a permanent legal restraint; (c) by the Investor or the Company, if the Closing has not occurred by 11:59 p.m., New York City time, on March 31, 2023; (d) by the Investor or the Company, if the Company fails to obtain the Requisite Stockholder Approvals at the Company Stockholder Meeting; (e) by the Investor, if the Board changes the Board Recommendation, (f) by the Investor, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Investment Agreement, which breach or failure to perform would result in a failure of a closing condition to be fulfilled, subject to cure rights; and (g) by the Company, if the Investor has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Investment Agreement, which breach or failure to perform would result in a failure of a closing condition to be fulfilled, subject to cure rights.

The Company will be required to pay the Investor a termination fee equal to $3,000,000 if the Investment Agreement is terminated pursuant to clauses (c), (d), (e) or (f) of the preceding paragraph and, in each case, the Company within 12 months after the date of the Investment Agreement enters into a definitive agreement for an alternative transaction (which is subsequently consummated). The Company will be required to reimburse the Investor for an amount not to exceed $1,000,000 for reasonable, documented out-of-pocket expenses if the Investment Agreement is terminated pursuant to clauses (c), (d) or (e) of the preceding paragraph, with such expense reimbursement to be cumulative with the termination fee, as applicable.

Other Terms of Investment Agreement

The Investment Agreement contains customary representations and warranties from the Investor and the Company, and each party has agreed to covenants, including, among others, covenants relating to (a) the conduct of the Company’s business during the interim period between the execution of the Investment Agreement and the Closing (which, among other things, is subject to the Investor Consent Rights (as defined below)); (b) the use of reasonable best efforts to complete the Transaction; (c) the preparation of the proxy statement and related Company Stockholder Meeting; (d) access rights; and (f) the composition of the Board immediately after the Closing.

The foregoing summary of the Investment Agreement and the transactions contemplated by the Investment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Investor Rights Agreement

Board and Committee Rights

At the Closing, the Company and the Investor will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, immediately following the Closing, the Company is obligated to take all necessary action to ensure that the Board will consist of a total of seven directors: two designees of the Investor (inclusive of Mr. Takayuki Katsuda, who is currently a director), and five individuals (including Dr. Jun Pei, the Company’s President and Chief Executive Officer and Chairman of the Board) who are currently directors of the Company. The Investor will be entitled to have its designees appointed to the Nominating and Corporate Governance Committee and Compensation Committee of the Board, subject to satisfaction of applicable committee membership requirements.

Under the Investor Rights Agreement, the Company is obligated to take all necessary action (to the extent not prohibited by law) to cause the Board to nominate for election that number of individuals designated by the Investor that is proportional to the Investor’s beneficial ownership interest in the Company, provided, however, that the Investor will not be entitled to nominate for election a number of individuals that would constitute a majority of the Board. In addition, the Investor’s designation rights will be reduced to one director at such time as the Investor ceases to beneficially own at least 10% of the outstanding shares of Common Stock (on an as-converted basis) and the Investor will no longer have any rights to designate a nominee to serve on the Board at such time as the Investor ceases to beneficially own at least 5% of the outstanding shares of Common Stock (on an as-converted basis).

Transfer Restrictions

Pursuant to the Investor Rights Agreement and subject to certain exceptions, the Investor will agree, for one year after the Closing Date, not to Transfer (as defined in the Investor Rights Agreement) any shares of Series A Preferred Stock held by such Investor, including any shares of Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock.

Investor Consent Rights

Pursuant to the terms of the Investor Rights Agreement, the prior written consent of the Investor (the “Investor Consent Rights”) will be required for the Company to effect or validate certain enumerated actions in the Investor Rights Agreement for so long as such Investor beneficially owns a number of shares of Common Stock representing at least 75% of the number of shares of Common Stock held by the Investor as of the Closing Date after giving effect to the Transaction and including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, including, but not limited to: (i) issuing securities that are senior or pari passu to the Series A Preferred Stock, (ii) declaring or paying dividends, (iii) acquiring, redeeming or repurchasing capital stock, (iv) incurring debt or liens for borrowed money in excess of specified amounts, (v) entering into related party transactions, (vi) amending the Company’s charter or bylaws, (vii) changing the size of the Board, (viii) adopting a poison pill (unless it grandfathers in the Investor), (ix) making acquisitions in excess of specified amounts, (x) selling, leasing or transferring assets or properties, or incurring liens (other than certain permitted liens) in excess of specified amounts, (xi) increasing the number of shares reserved for issuance under the Company’s existing equity incentive plans beyond automatic annual increases currently provided for under such plans, (xii) transfers or abandonment of, or incurrence of liens on, the Company’s material intellectual property and (xiii) capital expenditures in excess of specified amounts.

Preemptive Rights

Pursuant to the terms of the Investor Rights Agreement and subject to certain exceptions, when the Company authorizes the issuance or sale of any Common Stock or Equity-Linked Securities (as defined in the Investor Rights Agreement), the Company will be required to first offer to sell to the Investor a proportion of such Common Stock or Equity-Linked Securities sufficient for the Investor to maintain its pro rata share in the Common Stock (on an as-converted, exchanged or exercised basis, as applicable) prior to the issuance or sale of such Common Stock or Equity-Linked Securities to such other person, with the consummation of the sale or issuance to such other person and to the Investor to occur on the same date, subject to certain exceptions.

Registration Rights

Pursuant to the Investor Rights Agreement, among other things, and subject to certain limitations set forth therein, the Company will be obligated to prepare and file within 300 days after the Closing Date a registration statement registering shares of Common Stock held by any holder of Series A Preferred Stock, including any shares of Common Stock acquired by any holder pursuant to the conversion of, or as a dividend on, the Series A Preferred Stock (the “Registrable Securities”).

In addition, pursuant to the Investor Rights Agreement, holders of Registrable Securities will have the right to require the Company, subject to certain limitations set forth therein, to effect a sale of any or all of their Registrable Securities by means of an underwritten offering. The Company is not obligated to effect an underwritten offering (a) more than twice in any 365-day period, (b) if the anticipated gross proceeds are less than $25 million (unless the Investor is proposing to sell all of its remaining Registrable Securities), or (c) during a Quarterly Blackout Period (as defined in the Investor Rights Agreement).

The Investor Rights Agreement also provides holders of Registrable Securities with certain customary piggyback registration rights and indemnification rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

Termination

The Investor Rights Agreement will terminate with respect to the Investor upon the mutual agreement in writing among the Company and the Investor, other than termination provisions applicable to particular sections of the Investor Rights Agreement that are specifically provided in the Investor Rights Agreement. The Investor Rights Agreement will terminate automatically with respect to any other party thereto at such time as such party ceases to own any Registrable Securities.

The foregoing summary of the Investor Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the substantially final form of Investor Rights Agreement, which is attached as an exhibit to the Investment Agreement and incorporated herein by reference.

Certificate of Designations Designating the Series A Preferred Stock

As a condition to the Closing, the Company will file with the Secretary of State of the State of Delaware a Certificate of Designations of Series A Preferred Stock (the “Certificate of Designations”) designating the Series A Preferred Stock and establishing the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of Series A Preferred Stock. The Certificate of Designations will become effective upon filing.

Ranking; Dividends

The Series A Preferred Stock will rank senior to the shares of the Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and will rank junior to all secured and unsecured indebtedness. The Series A Preferred Stock has a liquidation preference equal to the initial purchase price of $1,000.00 per share, increased by accrued but unpaid dividends per share (the “Liquidation Preference”). The holders of Series A Preferred Stock will be entitled to participate in all dividends declared on the Common Stock on an as-converted basis and will also be entitled to a cumulative dividend at the rate of 3.250% per annum, if paid in cash, or 4.250% per annum, if paid “in kind”, payable quarterly in arrears and subject to a maximum increase of 1.0% under certain specified circumstances, in each case, subject to the terms and conditions set forth in the Certificate of Designations.

Conversion Rights

Subject to certain anti-dilution adjustments, including with respect to certain issuances with an effective price below the then current Conversion Price (as defined in the Certificate of Designations), and customary provisions related to partial dividend periods, the Series A Preferred Stock will be convertible at the option of the holders thereof at any time following the one year anniversary of the issuance date into a number of shares of Common Stock equal to the Conversion Rate (as defined in the Certificate of Designations), which shall initially be approximately 386.8472:1 based on the initial Conversion Price of $2.585; provided that each converting holder will receive cash in lieu of fractional shares (if any).

Solely with respect to shares of Series A Preferred Stock held by the Investor or an Affiliate of the Investor that is a Permitted Transferee (as defined in the Certificate of Designations) (such shares, the “Investor Shares”), any time after the Company having recorded positive net income pursuant to GAAP in its audited financial statements for any fiscal year the end date of which falls after the fifth (5th) anniversary of the Closing, the Company may deliver a notice to convert all (but not less than all) of the outstanding Investor Shares into shares of Common Stock if the closing sale price of the Common Stock has been greater than or equal to 200% of the Conversion Price as of such time for at least twenty (20) trading days (whether or not consecutive) in the thirty (30) consecutive trading day period (including the last trading day of such period) immediately prior to the date of such notice (“Market Price Condition”), in which case such Investor Shares must be converted within twelve (12) months.

Solely with respect to shares of Series A Preferred Stock that are not Investor Shares (such shares, the “Non-Investor Shares”), if the Market Price Condition is satisfied at any time after the seventh (7th) anniversary of the Closing, then the Company may deliver a written notice to each holder (other than holders of Investor Shares) informing such holder that all, but (not less than all), of such holder’s Series A Preferred Stock will automatically convert into shares of Common Stock on the date specified by the Company.

Pursuant to the provisions described in the preceding two paragraphs, each share of Series A Preferred Stock then outstanding shall be converted into (A) a number of shares of Common Stock equal to the Liquidation Preference for such share of Series A Preferred Stock divided by the Conversion Price then in effect plus (B) cash in lieu of fractional shares as set out in the Certificate of Designations.

The actual conversion date of any shares of Series A Preferred Stock may be subject to delay in order to satisfy any regulatory approvals that may be necessary in connection therewith, subject to certain Company repurchase rights with respect to shares of Series A Preferred Stock that are not promptly converted following receipt of applicable regulatory approvals.

Company Repurchase Option

The Company has the option, upon thirty (30) days’ advance notice, to (A) repurchase all (but not less than all) of the outstanding Investor Shares on or after the second anniversary of the Closing occurring after the end of the applicable fiscal year for which the Company has recorded positive net income, if the Company has recorded positive net income pursuant to GAAP in its audited financial statements for any fiscal year the end date of which falls after the fifth (5th) anniversary of the Closing and (B) all or any portion of the outstanding Non-Investor Shares any time after the seventh (7th) anniversary of the Closing. The purchase price of any shares of Series A Preferred Stock repurchased pursuant to this option is equal to the greater of (A) the Liquidation Preference and (B) the amount per share of Series A Preferred Stock equal to the number of shares of Common Stock that such holder would have received had such holder converted such share of Series A Preferred Stock into Common Stock multiplied by the arithmetic average of the volume-weighted average price per share of Common Stock for each of the ten (10) consecutive full trading days immediately preceding the day of such advance notice.

Fundamental Change Put Right

If the Company undergoes a Fundamental Change (as defined in the Certificate of Designations), each holder of outstanding shares of Series A Preferred Stock will have the option to require the Company to purchase any or all of its shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock equal to the Liquidation Preference of such share of Series A Preferred Stock as of the applicable date (“Fundamental Change Repurchase”). In lieu of electing a Fundamental Change Repurchase, such holder may elect to convert such shares of Series A Preferred Stock, at 110% of the then current Conversion Rate. A “Fundamental Change” will occur upon, among other things, (A) any person or group of persons other than the Investor Parties (as defined in the Certificate of Designations) owning, directly or indirectly, more than 50% of the total voting power of the Company’s voting stock, (B) consummation of any recapitalization, reclassification, share exchange, consolidation, merger, sale of all or substantially all of the Company’s assets or similar transactions, (C) approval by the Company Stockholders of any liquidation or dissolution of the Company, (D) the Common Stock ceasing to be listed on the New York Stock Exchange or NASDAQ or (E) solely with respect to the Investor Shares, the Company entering into certain acquisition or strategic transactions with a Competitor (as defined in the Certificate of Designations), in each case subject to certain exceptions as set forth in the Certificate of Designations.

Voting Rights

The holders of shares of Series A Preferred Stock will have no voting rights except that the vote or consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding is required with respect to certain actions that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock, the creation and issuance of shares of the Company’s capital stock that would rank pari passu or senior to the Series A Preferred Stock and any increase or decrease in the authorized number of shares of Series A Preferred Stock or issuance of shares of Series A Preferred Stock after the issuance date, subject to certain exceptions. In such cases, the holders of Series A Preferred Stock will have one vote per share on any matter on which the holders of Series A Preferred Stock are entitled to vote.

Taxes

In light of the Investor being a non-U.S. person, the Company has agreed to certain tax treatment, tax withholding and other matters as specified in the Certificate of Designations.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the substantially final form of Certificate of Designations, which is attached as an exhibit to the Investment Agreement and incorporated herein by reference.

Voting Support Agreements

Concurrently with the execution of the Investment Agreement, the Investor and the Company entered into with each of Dr. Jun Pei, the Company’s President and Chief Executive Officer and Chairman of the Board, Dr. Jun Ye, a member of the Board, and Dr. Mark McCord, the Company’s Chief Technology Officer (the “Supporting Stockholders”) Voting Support Agreements in their capacities as stockholders (each, a “Voting Support Agreement”). Each Voting Support Agreement provides, among other things, to cause the outstanding shares of Common Stock beneficially owned by such Supporting Stockholder as of the record date for the meeting of the Company’s stockholders at which the Requisite Stockholder Approvals will be sought to, among other things, (a) be present for purposes of establishing a quorum, (b) be voted in favor of any matters necessary or reasonably requested by the Company for consummation of the transactions contemplated by the Investment Agreement, (c) be voted against any Acquisition Proposal or Acquisition Transaction or any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect any of the transactions contemplated by the Investment Agreement, (d) be subject to a voting proxy pursuant to which the Investor will be such Supporting Stockholder’s attorney-in-fact and proxy. As of October 26, 2022, the 66,501,137 shares of Common Stock beneficially owned by the Supporting Stockholders and subject to the Voting Support Agreements, together with the 19,624,741 shares of Common Stock beneficially owned by the Investor, represent approximately 55% of the outstanding shares of Common Stock entitled to vote at such special meeting. The affirmative vote by all of the Supporting Stockholders, together with the affirmative vote of the Investor, will constitute the Requisite Stockholder Approvals at the time of the special meeting and will be sufficient to establish a quorum. Notwithstanding the foregoing, in the event of a Company Board Recommendation Change prior to the time of the special meeting at which the Requisite Stockholder Approvals will be sought, the number of shares of Common Stock that will be voted pursuant to the Voting Support Agreements will be reduced such that, the number of shares of Common Stock beneficially owned by the Supporting Stockholders together with the number of shares of Common Stock beneficially owned by the Investor will represent, in the aggregate, 25% of the total number of outstanding shares of Common Stock entitled to vote at such special meeting, which will not be sufficient to establish a quorum and may or may not be sufficient to constitute the Requisite Stockholder Approvals at the time of the special meeting (if a quorum is present).

The Voting Support Agreements also include exclusivity provisions that subject the Supporting Stockholders to restrictions similar to those described above under “Investment Agreement – No Solicitation.”

The foregoing summary of the Voting Support Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Voting Support Agreements, the form of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Investor Loan Agreement

Concurrently with the execution of the Investment Agreement, the Investor and Cepton Technologies, Inc. (the “Borrower”) entered into a Secured Term Loan Agreement (the “Investor Loan Agreement”), pursuant to which the Investor agreed to make a loan to the Borrower in the amount of ¥5.8 billion (the “Loan”), the proceeds of which will be used to repay amounts outstanding under the Trinity Capital Loan and for working capital and general corporate purposes. The Loan will be advanced upon six business days’ notice from the Borrower, subject to satisfaction of customary conditions to funding, provided that the Investor’s commitment will expire on the date that is twelve (12) business days after the date of the Investor Loan Agreement or such other date as agreed to in writing by the Investor.

At the Borrower’s request, the Investor will convert all or any portion of the proceeds of the Loan from Yen to Dollars prior to disbursement thereof and transfer the Dollar equivalent of the Loan proceeds less any applicable foreign exchange costs as directed by the Borrower. Any unexchanged remaining amount will also be deposited to the Borrower’s account. Amounts repaid or prepaid in respect of the Loan may not be reborrowed.

The Loan will accrue interest at a rate equal to 1.0% per annum and will be payable at maturity. The Loan will mature on the earlier of three business days after the Closing and the date on which the Investment Agreement is terminated in accordance with its terms (the “Maturity Date”). The Borrower may elect to prepay all or any portion of the amounts owed prior to the Maturity Date, together with all accrued and unpaid interest as of the date of such prepayment, subject to certain notice and minimum denomination requirements.

Pursuant to the Investor Loan Agreement, the Borrower will be required to enter into a Security Agreement and a Patent Security Agreement, pursuant to which, effective upon the Borrower’s receipt of the Loan, the obligations of the Borrower under the Investor Loan Agreement will, effective as of the date of the Borrower’s receipt of the Loan, be secured by substantially all of the personal property of the Borrower, including all patents.

The Investor Loan Agreement contains customary representations and warranties relating to organization and good standing, corporate power and enforceability, registration as an investment company, consents required to consummate the Loan, use of proceeds and solvency. The Investor Loan Agreement also contains covenants that will require the Borrower to conduct its business in the ordinary course, provide notice of certain changes, not take certain actions prohibited by the Investment Agreement and to ensure that the Loan will not rank subordinate to any other obligations of the Borrower.

The foregoing summary of the Investor Loan Agreement, Security Agreement and Patent Security Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Investor Loan Agreement (which includes the Security Agreement and Patent Security Agreement as exhibits), which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The securities of the Company that will be issued as part of the Transaction will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Item 5.03. Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The Company will execute and file the Certificate of Designations to create the Series A Preferred Stock that will be issued as part of the Transaction. The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 27, 2022, the Company issued a press release announcing the execution of the Investment Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, the Company’s expectations, plans and opinions regarding the Transaction. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms and/or conditions or that are not statements of historical matters. The Company cautions readers of this Current Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to: the ability of the Company to obtain necessary approvals, including the approval of the Company’s shareholders, and satisfy applicable closing conditions for the Transaction, and the timing thereof; the Company’s ability to retire debt and improve its liquidity and financial flexibility as a result of the Transaction; the Company’s ability to pay dividends on the Series A Preferred Stock in cash; post-transaction Board composition; the impact of the Transaction on the Company’s relationships with its customers, vendors and other parties; the Company’s ability to repay the Loan on the Maturity Date; and the impact of Investor’s governance rights, including its board nomination rights, consent rights and other rights or influence the Investor may have following consummation of the Transaction and as a result of the Series A Preferred Stock becoming convertible into shares of Common Stock. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. The Company does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this report, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find it

The Company intends to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies by the Company in connection with the proposed Transaction. The Company also intends to file other relevant documents with the SEC regarding the proposed Transaction. The definitive Proxy Statement will be mailed to the Company’s shareholders when available. Before making any voting or investment decision with respect to the proposed Transaction, shareholders of the Company are urged to read the definitive Proxy Statement regarding the proposed Transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed Transaction.

The Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from the Company at www.cepton.com or by directing a request to the Company’s investor relations team by calling (408) 459-7579.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Transaction. Information regarding the Company’s directors and executive officers is available in the prospectuses filed on Form 424(b) on May 11, 2022 (File Nos. 333-262667 and 333-262668), as supplemented from time to time. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials relating to the proposed Transaction to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Investment agreement, dated October 27, 2022, by and between Cepton, Inc. and Koito Manufacturing Co., Ltd.
10.2	Form of Voting Support Agreement.
10.3	Secured Term Loan Agreement, dated October 27, 2022, by and between Cepton Technologies, Inc. and Koito Manufacturing Co., Ltd.
99.1	Press release, dated October 27, 2022.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: October 27, 2022	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer